UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/28/2014

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36159

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 28, 2014, Stereotaxis, Inc. (the "Company") and a wholly owned subsidiary of the Company (the "Subsidiary", and together with the Company, the "Borrower") entered into a Ninth Loan Modification Agreement (Domestic) with Silicon Valley Bank (the "Bank") ("Modification Agreement"), further amending the terms of that certain Second Amended and Restated Loan and Security Agreement (Domestic) dated November 30, 2011, as amended (the "Amended Loan Agreement"), to extend the maturity of the revolving line of credit under the Amended Loan Agreement from March 31, 2014 to March 31, 2015. In addition, the Bank and the Borrower agreed to an increase in the amount of available advances under the revolving credit line from $3.0 million to $10.0 million, as well as modification of the financial covenants under the Amended Loan Agreement to (a) eliminate the EBITDA test, (b) substitute in lieu thereof a minimum tangible net worth test, requiring the Company to maintain a minimum tangible net worth of not less than (no worse than) negative $21 million, with such minimum requirement subject to increase under certain circumstances as described in the Modification Agreement, and (c) revise the liquidity ratio covenant to require the Company to maintain a liquidity ratio of greater than 1.75:1.00, excluding certain short term advances from the calculation.
The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

On March 31, 2014, the Company issued a press release (the "Press Release") announcing that the Company and Silicon Valley Bank entered into a Ninth Loan Modification Agreement (Domestic) on March 28, 2014, providing for the extension of the maturity of the Company's revolving line of credit with the Bank from March 31, 2014 to March 31, 2015. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Forward Looking Statements and Additional Information

Statements are made herein or incorporated herein that are "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company's future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company's actual performance or achievements to be materially different that those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The information furnished in this Item 7.01 (including the Press Release attached as Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the Press Release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits:

10.1        Ninth Loan Modification Agreement (Domestic), dated March 28, 2014, between Silicon Valley Bank, the Company and Stereotaxis International, Inc.

99.1        Stereotaxis, Inc. Press Release dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: March 31, 2014	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Ninth Loan Modification Agreement (Domestic) dated March 28, 2014, between Silicon Valley Bank, the Company and Stereotaxis International, Inc.
EX-99.1	Stereotaxis, Inc. Press Release dated March 31, 2014